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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3 Post Effective Amendment No. 1 to Form SB-2 No. 333-60051) and related prospectus of MSI Holdings, Inc. for the registration of 13,697,531 shares (12,271,117 remaining) of its common stock and to the incorporation by reference therein of our report dated September 28, 1999, with respect to the consolidated financial statements and schedules of MSI Holdings, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG, LLP
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Ernst & Young, LLP
Austin, Texas
February 17, 2000